Exhibit (c)(11)

Strictly Private and Confidential August 9, 2014 Citigroup Corporate & Investment Banking Presentation to the Board of Directors

Confidential Material The following pages contain material provided to the Board of Directors of Kinder Morgan, Inc. (Kinder Morgan, KMI or the “Company”) by Citigroup Global Markets Inc. (“Citi”) in connection with the potential transaction involving the Company, Kinder Morgan Energy Partners, L.P. (“KMP”), Kinder Morgan Management, LLC (“KMR”), and El Paso Pipeline Partners, L.P. (“EPB”). The accompanying material was compiled or prepared on a confidential basis solely for the use of the Board of Directors of the Company and not with a view toward public disclosure under any securities laws or otherwise. The information contained in the accompanying material was obtained from the Company and other sources. Any estimates and projections contained herein have been prepared or adopted by management of the Company, obtained from public sources, or are based upon such estimates and projections, and involve numerous and significant subjective determinations, and there is no assurance that such estimates and projections will be realized. Citi does not take responsibility for such estimates and projections, or the basis on which they were prepared. No representation or warranty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past, the present or the future. In preparing the accompanying material, Citi assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with Citi and upon the assurances of the management of the Company that it is not aware of any relevant information that has been omitted or that remains undisclosed to Citi. The accompanying material was not prepared for use by readers not as familiar with the Company, KMP, KMR and EPB as the Board of Directors of the Company and, accordingly, neither the Company nor Citi nor their respective legal or financial advisors or accountants take any responsibility for the accompanying material if used by persons other than the Board of Directors of the Company. The accompanying material is necessarily based upon information available to Citi, and financial, stock market and other conditions and circumstances existing and disclosed to Citi, as of the date of the accompanying material. Citi does not have any obligation to update or otherwise revise the accompanying material. Nothing contained herein shall be construed as legal, tax or accounting advice. 1

Table of Contents 1. Situation Overview 2 2. Transaction Overview A. Overview 6 B. Pro Forma Benchmarking 10 C. Shareholder Overview 13 Appendix

1. Situation Overview

Relative Trading Overview Source: FactSet. Market data as of 8/8/2014. KMI Peer Index includes ENLC, PAGP, TRGP, WMB, OKE and SE. KMP Peer Index includes EPD, ETP, WPZ, PAA, OKS, SEP and EEP. EPB Peer Index includes BWP, EQM, TCP, MEP, TEP and QEPM. KMI KMP EPB (1) (2) (3) Relative Stock / Unit Price Performance Current Yield 2 50% 100% 150% 200% 250% 2/11/2011 10/23/2011 7/4/2012 3/16/2013 11/26/2013 8/8/2014 KMI Peers KMI 206% 116% EPB EPB Peers 1-Year 80.8% 125.0% 3-Year 104.7% 155.3% 5-Year 174.1% 168.5% KMP KMP Peers 1-Year 98.0% 114.5% 3-Year 124.4% 164.2% 5-Year 152.2% 212.0% 50% 100% 150% 200% 250% 8/7/2009 8/7/2010 8/7/2011 8/7/2012 8/7/2013 8/8/2014 EPB Peers EPB 168% 174% 3.8% 4.2% 4.6% 5.5% 6.7% 6.8% 6.9% 7.5% EPD SEP PAA OKS ETP EEP KMP WPZ KMI KMI Peers 1-Year 95.7% 140.4% 3-Year 152.7% 226.5% 2.1% 2.3% 2.5% 3.4% 3.6% 4.0% 4.8% TRGP ENLC PAGP SE OKE WMB KMI 2.1% 2.5% 3.8% 4.6% 6.3% 6.4% 7.7% BWP EQM TEP QEPM MEP TCP EPB

KMI Pro Forma Market Positioning

Based on current market conditions and taking into account assumed pro forma financial metrics of the proposed transaction, our current view is that the pro forma entity could be valued based on a yield of approximately 4.5%.[1]

Opportunities

- Potential for value uplift / yield improvement with limited downside
- Significant pro forma accretion and enhanced growth rate
- Greater structural flexibility for potential strategic alternatives
- Simplification of KMI structure
- Enhanced access to equity capital
- Significant income tax shield potential
- Improved dividend coverage
- Elimination of IDRs should lower cost of capital
- Investment grade credit rating for pro forma entity eliminates structural subordination

Certain Considerations

- Pro forma leverage and future capital structure flexibility
- Impact of announced growth rate relative to asset base
- Market anticipation of further restructurings / questions of "what's next?"
- Elimination of promote structure
- Tax structure
- Potential near-to-medium term shareholder churn

	Stand Alone	Pro Forma	
KMI DCF			
	$40.43 - $51.29	$41.83 - $52.86	Excludes Step-Up
		45.10 - 56.43	Includes Step-Up
2-Year Dividend / Distribution CAGR[4]			
KMP	5.3%	10.0%	
EPB	2.5		
KMI	5.8		
2015E Yield / Price			
KMP	7.3% / $80.34	4.5% - 4.75% / $42.11 - $44.44	
EPB	7.7 / 33.60		
KMI	5.1 / 36.12		


Public Unitholders
KMI
Public Unitholders
2% GP Interest
100% IDRs
40.0% LP Interest (2)
2% GP Interest
100% IDRs
8.1% LP Interest (2)
Public Unitholders
60.0% LP Interest (2)
11.9% Interest (2)
91.9% LP Interest (2)
EPB
KMR
KMP

	KMI	EPB	KMP
Closing Stock / Unit Price (8/8/14)	$36.12	$33.60	$80.34
Firm Value ($B)	$47.4	$16.0[3]	$94.0[3]
2015E Debt / 2015E EBITDA (x)	3.3x	4.3x	3.8x
2015E Yield	5.1%	7.7%	7.3%
FV / 2015E EBITDA (x)	15.6x	12.9x	14.3x
Price / 2015 DCF (x)	19.6	12.8	14.0
Expected Total Return	10.6%	10.2%	12.2%


Public Unitholders
KMI

	PF KMI @ 4.75%	PF KMI @ 4.5%
Implied Stock Price	$42.11	$44.44
Firm Value ($B)	$131.5	$136.5
2015E Debt / 2015E EBITDA (x)	5.7x	5.7x
2015 Yield	4.75%	4.50%
FV / 2015E EBITDA (x)	16.4x	17.0x
Price / 2015 DCF (x)	18.8	19.8
Expected Total Return	14.8%	14.5%

Certain Assumptions

- Achievement of Kinder Morgan management forecasts, including full realization of tax step-up and $20 mm in annual cost savings as modeled[5]
- Pro forma annual dividend growth rate of 10% through 2020[5]
- Company maintains investment grade rating[5]
- Implied financial metrics for selected public companies reviewed for comparative purposes based on publicly available Wall Street research estimates
- Other financial, economic and market conditions and criteria as of the date hereof

Source: KMI management, KMI, KMP and EPB public filings and FactSet. Market data as of 8/8/14.
(1) Citi is not providing any opinion regarding, or any assurance or prediction of, any future trading value. The trading value of the pro forma entity will vary depending on many factors, including market conditions and financial performance, and the effect of such factors could be material.
(2) Based on estimated unit / share ownership as of 12/31/14.
(3) Calculated as market value of equity plus net debt, minority interests and implied GP value. See page 6 for additional detail.
(4) Based on 2015E – 2017E dividends / distributions.
(5) Per KMI management.

3
citi

Selected Public Companies Overview GP / MLP GP Yield GP Distribution CAGR(1) GP Firm Value(3) Debt Ratio(4) Expected Total Return(2) Source: KMI management, FactSet and Wall Street research. Market data as of 8/8/2014. GP Distribution CAGR calculated using 2014E-2016E expected distributions. GP Distribution CAGR calculated using 2015E-2017E expected distributions for The Williams Companies, Inc. Total return defined as Current Yield plus two-year distribution CAGR. Unconsolidated firm value. Unconsolidated debt divided by indicative LP/GP/IDR cash flows plus EBITDA from non-MLP assets. Current 2015E R2 = 65.2% R2 = 55.5% 4 26.4% 24.7% 11.3% 22.0% 7.6% 5.5% 24.3% 24.2% 20.0% 9.0% 12.5% 13.0% 5.8% 0.0x 3.1x 3.4x 2.4x 0.0x 0.3x 0.5x 2.2x 2.1x 4.0x 1.9x 2.5x 3.4x 1.9% 2.7% 4.2% 4.7% 5.0% 5.3% 2.1% 2.3% 2.5% 3.4% 3.6% 4.0% 4.8% 28.3% 27.4% 15.5% 26.7% 12.6% 10.8% 26.4% 26.5% 22.5% 12.3% 16.2% 17.0% 10.6% $12,378 $33,281 $3,129 $2,448 $4,740 $1,798 $5,625 $6,502 $19,213 $34,992 $14,255 $46,385 $47,409 2.5% 3.5% 4.6% 6.4% 5.5% 5.4% 2.7% 2.8% 3.1% 3.7% 4.1% 4.4% 5.1%

KMI Standalone Financial Analysis Sum-of-the-Parts Analysis ($ in millions, except per share amounts) DCF Analysis ($ in millions, except per share amounts) (2) Source: KMI management projections. Note: Diluted Shares Outstanding, Cash & Equivalents and Total Debt as of year-end 2014, per KMI management projections. Minority Interest as of 6/30/14, per KMI public filings. Represents discounted value of dividends per share at 1/1/2015. Terminal Value represents 64.0 – 69.9% of NPV. 5 Terminal Yield 5.50% 5.00% 4.50% PV of Terminal Value $28.65 $31.52 $35.02 Cost of Equity Implied KMI Equity Value per Share (1) 7.50% $44.78 $47.71 $51.29 8.25% 42.53 45.29 48.65 9.00% 40.43 43.01 46.18 Projected FYE December 31, ($ in millions) 2015E 2016E 2017E 2018E 2023E KMP LP Distributions $161 $171 $178 $192 $219 Sale of KMR PIK Distributions 95 101 106 114 130 KMP GP / IDRs 2,173 2,497 2,791 3,205 4,364 Total KMP / KMR Distributions $2,429 $2,769 $3,075 $3,511 $4,713 EPB LP Distributions $241 $241 $253 $258 $306 EPB GP / IDRs 239 247 290 306 467 Total EPB Distributions $481 $488 $544 $564 $773 Plus: EPC Pipelines EBITDA $224 $204 $215 $215 $215 Less: Maintenance Capex (68) (64) (66) (66) (66) Less: G&A / Corporate (32) (33) (34) (35) (34) Less: Interest (509) (540) (612) (616) (619) Less: Taxes (619) (709) (933) (1,222) (1,694) Cash Available for Dividend $1,907 $2,114 $2,188 $2,351 $3,288 Cash Available per Share $1.84 $1.99 $2.06 $2.21 $3.09 Dividend Coverage 1.00x 1.00x 1.00x 1.00x 1.00x Dividend per Share $1.84 $1.99 $2.06 $2.21 $3.09 Growth % 7.0% 8.2% 3.5% 7.3% 7.1% LP Unit Value Units Held Research Target Price Range Implied Range KMP 27.601 x $75.00 - $93.00 = $2,070 - $2,567 KMR 15.935 x 68.00 - 92.00 = 1,084 - 1,466 EPB 92.844 x 32.00 - 40.00 = 2,971 - 3,714 GP / IDR Distributions 2014E Distributions Indicative Multiple Range Implied Range KMP $1,940 x 17.0x - 23.0x = $32,979 - $44,619 EPB 232 x 17.0 - 23.0 = 3,940 - 5,331 Other Assets 2014E EBITDA Indicative Multiple Range Implied Range EPC Pipelines $272 x 9.0x - 12.0x = $2,449 - $3,265 Gross Asset Value $45,493 - $60,962 Less: Capitalized G&A / Corporate ($31) x 12.0x - 9.0x = ($372) - ($279) Total Implied Firm Value $45,121 $60,683 Less: Total Debt ($9,652) Less: Minority Interest (329) Plus: Cash & Equivalents 0 Total Implied Equity Value of KMI $35,140 - $50,702 KMI Shares Outstanding 1,036.229 Implied Equity Value per Share $33.91 - $48.93 Premium / (Discount) to Current (8/8/14) (6.1%) - 35.5%

2. Transaction Overview

A. Overview

KMI, KMP and EPB Comparison At Transaction(1) At Transaction(2) Source: FactSet, KMI, KMP and EPB public filings and KMI management projections. Market data as of 8/8/2014. Note: Diluted Shares Outstanding, Cash & Equivalents and Total Debt as of year-end 2014, per KMI management projections. Minority Interest as of 6/30/14, per KMI public filings. Public KMP unitholders to receive 2.1931 KMI shares and $10.77 cash as consideration per KMP unit. Public EPB unitholders to receive 0.9451 of a KMI share and $4.65 cash as consideration per EPB unit. Firm value of public GP less value of LP units held by GP and value of other operations, allocated proportionally by contribution of GP / IDR distributions. Current Current 6 ($mm, unless noted otherwise) KMI KMP KMP EPB EPB Unit Price ($) as of 8/8/2014 $36.12 $80.34 $89.98 $33.60 $38.79 52-week high-low ($) 38 . 30 – 30 . 81 84 . 98 – 71 . 32 84 . 98 – 71 . 32 43 . 15 – 28 . 87 43 . 15 – 28 . 87 % of 52-week high 94.3% 94.5% 105.9% 77.9% 89.9% Diluted Units Outstanding (mm) 1,036.229 473.268 473.268 217.827 217.827 Equity LP Market Value ($mm) $37,428.6 $38,022.3 $42,586.9 $7,319.0 $8,448.9 Plus: Implied Market Value of GP (3) -- 33,326.0 33,326.0 3,914.2 3,914.2 Plus: Total Debt 9,651.6 22,622.9 22,622.9 4,820.9 4,820.9 Plus: Minority Interest 329.0 468.0 468.0 0.0 0.0 Less: Cash and Equivalents 0.0 (422.0) (422.0) (57.0) (57.0) Firm Value ($mm) $47,409.2 $94,017.3 $98,581.8 $15,997.1 $17,126.9 Metric Metric Metric FV / 2014E EBITDA (x) $2,846.2 16.7x $5,943.0 15.8x 16.6x $1,197.9 13.4x 14.3x FV / 2015E EBITDA (x) 3,033.7 15.6 6,561.2 14.3 15.0 1,239.7 12.9 13.8 FV / 2016E EBITDA (x) 3,362.9 14.1 7,490.9 12.6 13.2 1,249.3 12.8 13.7 FV / 2017E EBITDA (x) 3,733.9 12.7 8,191.4 11.5 12.0 1,441.1 11.1 11.9 Current Yield (%) $1.72 4.8% $5.56 6.9% 6.2% $2.60 7.7% 6.7% 2014E Yield (%) 1.72 4.8 5.58 6.9 6.2 2.60 7.7 6.7 2015E Yield (%) 1.84 5.1 5.83 7.3 6.5 2.60 7.7 6.7 2016E Yield (%) 1.99 5.5 6.18 7.7 6.9 2.60 7.7 6.7 2017E Yield (%) 2.06 5.7 6.46 8.0 7.2 2.73 8.1 7.0 Price / 2014 DCF (x) $1.72 21.0x $5.57 14.4x 16.2x $2.62 12.8x 14.8x Price / 2015 DCF (x) 1.84 19.6 5.73 14.0 15.7 2.63 12.8 14.7 Price / 2016 DCF (x) 1.99 18.2 6.15 13.1 14.6 2.58 13.0 15.0 Price / 2017 DCF (x) 2.06 17.5 6.43 12.5 14.0 2.78 12.1 13.9 2014E Coverage 1.00x 1.00x 1.00x 1.01x 1.01x 2015E Coverage 1.00 0.98 0.98 1.02 1.02 2016E Coverage 1.00 0.99 0.99 0.99 0.99 2017E Coverage 1.00 0.99 0.99 1.03 1.03 Debt / 2014E EBITDA (x) 3.4x 3.8x 3.8x 4.0x 4.0x

Transaction closing date 1/1/2015 KMI acquires all KMP, KMR and EPB units / shares not currently held KMP – 2.1931 KMI shares and $10.77 cash per KMP unit ($89.98 implied price) Implies 88.0% equity / 12.0% cash consideration and 12.0% premium to KMP closing unit price on 8/8/14 682.598mm shares issued for total purchase price of $28.0B KMR – 2.4849 KMI shares per KMR share ($89.75 implied price) Implies 100% equity consideration and 16.5% premium to KMR closing share price on 8/8/14 294.421mm shares issued for total purchase price of $10.6B EPB – 0.9451 of a KMI share and $4.65 cash per EPB unit ($38.79 implied price) Implies 88.0% equity / 12.0% cash consideration and 15.4% premium to EPB closing unit price on 8/8/14 131.543mm shares issued for total purchase price of $5.4B Forecasts KMI forecasts used for 2015-2018 2019-2023 per KMI management assumptions: EBITDA growth of 5% (2% baseline, 3% growth capex) 7.0x growth capex / EBITDA multiple Equity issuances of ~$2B in 2016 and 2017, otherwise growth capex funded through available cash through coverage and debt issuance Annual dividend growth rate: 10% in 2015-2020; 1.00x coverage assumed in 2021-2023 1.00x coverage assumed in all years for no step-up case Interest rate on new debt increases from 4.75% to 5.75% over forecast period 298mm warrants with $40/share exercise price outstanding at KMI, expiring May 2017 $200mm in transaction expenses, financed 100% with debt $20mm in annual public company cost savings Transaction Summary Assumptions Pro Forma Ownership Source: KMI management projections, KMI public filings, Wall Street research and FactSet. Market data as of 8/8/14. Sources & Uses KMI Existing KMI Shareholders Current KMP Public Unitholders Current KMR Public Shareholders Current EPB Public Unitholders 48.3% 31.8% 13.7% 6.1% 7 Sources ($mm) New Equity Issued $40,041.3 New Debt Issued 4,199.3 Assumed Debt 27,443.8 Total Sources $71,684.4 Uses ($mm) Acquisition of KMP Units $28,007.6 Acquisition of KMR Shares 10,634.5 Acquisition of EPB Units 5,398.5 Transaction Expenses 200.0 Assumed Debt 27,443.8 Total Uses $71,684.4

Potential Pro Forma Financial Impact on KMI Source: KMI management projections. Note: Pro forma KMI includes impact of step-up. Assumes average diluted share count of 2,175mm in 2015, 2,218mm in 2016, 2,278mm in 2017 and 2,296mm thereafter. CAFD per Share defined as (LP/GP/IDR Distributions Received + EBITDA from Retained Assets – Maintenance Capex – Interest Expense – Taxes & Other – G&A) / Weighted Average Shares Outstanding. CAFD per Share(1) Dividend per Share Standalone Pro Forma Accretion / (Dilution) Growth Rate PF SA Accretion / (Dilution) Growth Rate PF SA Excess Coverage Coverage Ratio ($ in millions) 8 7.0% 8.2% 3.5% 7.3% 9.5% 3.8% 7.2% 7.2% 7.1% $1.84 $1.99 $2.06 $2.21 $2.42 $2.51 $2.69 $2.89 $3.09 $2.00 $2.20 $2.42 $2.66 $2.93 $3.22 $3.37 $3.50 $3.62 2015 2016 2017 2018 2019 2020 2021 2022 2023 30.7% 9.7% 7.8% 13.5% 3.6% 4.0% 3.9% 3.7% 3.5% $1.84 $1.99 $2.06 $2.21 $2.42 $2.51 $2.69 $2.89 $3.09 $2.24 $2.46 $2.65 $3.01 $3.12 $3.24 $3.37 $3.50 $3.62 2015 2016 2017 2018 2019 2020 2021 2022 2023 16.3% 10.0% 10.0% 10.0% 10.0% 10.0% 4.7% 3.7% 3.5% 1.00x 1.00x 1.00x 1.00x 1.00x 1.00x 1.00x 1.00x 1.00x 1.12x 1.12x 1.10x 1.13x 1.07x 1.01x 1.00x 1.00x 1.00x / / / / / / / / / 8.7% 10.6% 17.5% 20.5% 21.1% 28.3% 25.3% 21.2% 17.1% 21.9% 23.7% 28.8% 36.2% 29.0% 29.3% 25.3% 21.2% 17.1% ($0.0) $0.0 $0.1 $0.7 $0.0 $0.0 $0.0 $0.0 $0.0 $530.2 $579.8 $530.6 $802.1 $439.9 $54.4 $0.0 $0.0 $0.0 2015 2016 2017 2018 2019 2020 2021 2022 2023

Potential Pro Forma Financial Impact on KMP, KMR and EPB KMP Distribution Accretion / Dilution EPB Distribution Accretion / Dilution Source: KMI management projections. Note: Accretion / dilution assumes 100% stock consideration. Includes impact of step-up. Coverage Ratios KMR Distribution Accretion / Dilution 9 2015 2016 2017 2018 2019 2020 2021 2022 2023 KMP SA 0.98x 0.99x 0.99x 1.00x 1.00x 1.00x 1.00x 1.00x 1.00x EPB SA 1.02 0.99 1.03 1.02 1.02 1.02 1.02 1.02 1.02 KMI PF 1.12 1.12 1.10 1.13 1.07 1.01 1.00 1.00 1.00 (17.4%) (9.1%) (4.8%) 2.8% 8.7% 15.7% 17.3% 17.7% 18.0% (30.0%) (15.0%) 0.0% 15.0% 30.0% 2015 2016 2017 2018 2019 2020 2021 2022 2023 (14.8%) (11.5%) (6.9%) (5.0%) 2.7% 9.6% 11.5% 12.4% 13.2% (30.0%) (15.0%) 0.0% 15.0% 30.0% 2015 2016 2017 2018 2019 2020 2021 2022 2023 (14.5%) (11.3%) (6.7%) (4.7%) 2.9% 9.9% 11.8% 12.6% 13.4% (30.0%) (15.0%) 0.0% 15.0% 30.0% 2015 2016 2017 2018 2019 2020 2021 2022 2023

B. Pro Forma Benchmarking

Comparative Growth Landscape Source: KMI management, public filings, Wall Street research. 2-year CAGR calculated 2014E-2016E. 2-year CAGR calculated using 2015E-2017E for WMB and KMI PF. REIT Index: Represents universe of 143 constituent publicly traded real estate investment trusts domiciled in United States. Dividend Index: Represents 100 constituents of publicly traded dividend paying securities. KMI Peers Index: WMB, ENB, OKE, EPD, SE, TRP, NI, D, SRE. Utilities Index: AEE, AEP, AES, CNP, CVA, D, DTE, DUK, ED, EE, EIX, ETR, EXC, FE, NEE, NU, PCG, PEG, SO, XEL. Market Comparison Dividend 2-year CAGR(1) EBITDA 2-year CAGR(1) Scale 2015E Debt / 2015E EBITDA Firm Value Yield / Returns Total Return 2015 Dividend Yield Growth Rate Dividend 2-year CAGR(1) EBITDA 2-year CAGR(1) Payout Ratio (2) (3) (4) (5) (2) (3) (4) (5) 10 4.8% 4.5% 4.4% 4.1% 4.1% 3.8% 3.7% 2.9% 3.7% 2.9% 2.7% KMI PF @4.75% KMI PF @4.5% WMB OKE EPD TRP SE ENB D NI SRE Utilities Median = 2.9% GP/Midstream Median = 4.0% 2015 Median = 3.7% 5.7x 5.6x 5.3x 5.2x 4.7x 4.4x 3.7x 5.0x 4.7x 4.3x KMI PF TRP SE ENB OKE WMB EPD NI D SRE GP/Midstream Median = 5.0x Utilities Median = 4.7x 2015 Median = 4.7x 17.0% 16.2% 14.8% 14.5% 13.4% 12.3% 10.6% 8.8% 9.6% 7.9% 6.8% WMB OKE KMI PF @4.75% KMI PF @4.5% ENB SE EPD TRP D SRE NI Utilities Median = 7.9% GP/Midstream Median = 12.9% 2014 Median = 10.6% 11% 10% 9% 8% 7% 7% 6% 20.7% 13.8% 13.6% 10.8% 7.5% 5.2% 4.9% 10.4% 7.4% 7.3% WMB ENB OKE KMI PF EPD TRP SE NI SRE D Utilities Median = 7.4% GP/Midstream Median = 10.6% Median = 7.5% $136.5 $131.5 $88.3 $82.1 $59.8 $53.0 $37.5 $27.4 $61.8 $36.5 $20.4 KMI PF @4.5% KMI PF @4.75% EPD ENB TRP WMB SE OKE D SRE NI 181% 183% 162% 130% 109% 81% 93% 70% 68% 59% 57% 10% 9% 8% 7% 6% 5% 4%

Selected Public Companies Relative Value and Performance Overview

	EV / EBITDA		P / E		P / CFPS		Yield			Dividend Growth		Expected Total Return	EPS Growth	
Midstream	2015E	2016E	2015E	2016E	2015E	2016E	Current	2015E	2016E	1-Year[1]	2-Year[2]	2-Year[2]	1-Year[1]	2-Year[2]
EPD	15.9x	14.7x	26.6x	27.7x	13.7x	15.4x	3.8%	4.1%	4.4%	6.6%	6.8%	10.6%	4.6%	0.2%
ENB	14.3	12.7	23.7	21.2	10.9	9.3	2.7	2.9	3.2	11.2	10.7	13.4	16.7	14.1
TRP	11.6	11.0	21.2	20.7	9.7	9.5	3.7	3.8	4.0	5.1	5.1	8.8	7.1	4.8
WMB	12.7	11.7	36.8	32.1	14.5	12.8	4.0	4.4	5.1	15.1	13.0	17.0	46.3	29.5
SE	11.4	10.7	25.3	23.9	14.9	14.2	3.4	3.7	4.0	9.1	9.0	12.3	3.2	4.4
OKE	16.0	14.3	31.7	27.3	20.0	17.9	3.6	4.1	4.5	16.1	12.5	16.2	21.7	18.9
Median	**13.5x**	**12.2x**	**25.9x**	**25.6x**	**14.1x**	**13.5x**	**3.7%**	**4.0%**	**4.2%**	**10.1%**	**9.8%**	**12.9%**	**11.9%**	**9.5%**
Utilities														
D	10.9x	10.3x	18.1x	17.2x	10.2x	9.9x	3.5%	3.7%	4.0%	6.0%	6.0%	9.6%	6.6%	6.1%
SRE	10.1	9.4	21.1	19.8	10.3	9.9	2.6	2.7	2.9	5.4	5.4	7.9	7.9	7.3
NI	9.8	9.0	20.4	18.7	8.0	8.5	2.8	2.9	3.0	4.1	4.0	6.8	7.9	8.4
Median	**10.1x**	**9.4x**	**20.4x**	**18.7x**	**10.2x**	**9.9x**	**2.8%**	**2.9%**	**3.0%**	**5.4%**	**5.4%**	**7.9%**	**7.9%**	**7.3%**
With Depreciation of Step-Up - $2.00 2015E Dividend														
KMI PF @4.5%	17.0x	15.3x	40.6x	38.1x	17.7x	16.3x		4.5%	5.0%	10.0%	10.0%	14.5%	6.6%	5.6%
KMI PF @4.75%	16.4	14.7	38.2	35.9	16.7	15.4		4.8	5.2	10.0	10.0	14.8	6.5	5.5
Without Depreciation of Step-Up - $1.94 2015E Dividend														
KMI PF @4.5%	16.7x	15.0x	39.6x	37.3x	19.7x	18.4x		4.5%	4.8%	8.4%	7.7%	12.2%	6.1%	5.2%
KMI PF @4.75%	16.1	14.5	37.3	35.2	18.6	17.3		4.8	5.1	8.3	7.5	12.3	5.9	5.0

Source: KMI management, public filings, Wall Street research
(1) 1-Year CAGR based on 2014E – 2015E growth, except for WMB and KMI PF, which are based on 2015E – 2016E growth
(2) 2-Year CAGR based on 2014E – 2016E growth, except for WMB and KMI PF, which are based on 2015E – 2017E growth

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KMI Pro Forma Discounted Cash Flow Analysis

KMI Discounted Cash Flow Analysis (excluding Step-Up)

($ in millions, except per share amounts)	Projected FYE December 31,								
	2015E	2016E	2017E	2018E	2019E	2020E	2021E	2022E	2023E
KMI SA EBITDA	$224	$204	$215	$215	$215	$215	$215	$215	$215
KMP SA EBITDA	6,561	7,491	8,191	9,546	10,023	10,524	11,050	11,603	12,183
EPB SA EBITDA	1,240	1,249	1,441	1,499	1,574	1,653	1,735	1,822	1,913
Total EBITDA	**$8,025**	**$8,944**	**$9,848**	**$11,260**	**$11,812**	**$12,392**	**$13,001**	**$13,640**	**$14,311**
Less: Maintenance Capex	($568)	($578)	($591)	($603)	($618)	($646)	($675)	($705)	($737)
Less: G&A / Corporate	(100)	(122)	(127)	(132)	(131)	(131)	(131)	(131)	(131)
Less: Interest	(2,104)	(2,375)	(2,693)	(2,910)	(3,086)	(3,254)	(3,447)	(3,654)	(3,875)
Less: Taxes	(1,034)	(1,182)	(1,270)	(1,638)	(1,749)	(1,852)	(1,975)	(2,120)	(2,252)
Cash Available for Dividend	**$4,218**	**$4,687**	**$5,167**	**$5,977**	**$6,228**	**$6,509**	**$6,772**	**$7,029**	**$7,316**
Diluted Shares Outstanding (mm)	2,173	2,227	2,295	2,327	2,338	2,342	2,343	2,343	2,343
Cash Available per Share	$1.94	$2.10	$2.25	$2.57	$2.66	$2.78	$2.89	$3.00	$3.12
Dividend Coverage	1.00x	1.00x	1.00x	1.00x	1.00x	1.00x	1.00x	1.00x	1.00x
Dividend per Share	**$1.94**	**$2.10**	**$2.25**	**$2.57**	**$2.66**	**$2.78**	**$2.89**	**$3.00**	**$3.12**
Growth %	*12.9%*	*8.4%*	*7.0%*	*14.1%*	*3.7%*	*4.3%*	*4.0%*	*3.8%*	*4.1%*

Step-Up Discounted Cash Flow Analysis

($ in millions)	Projected FYE December 31,									
	2015E	2016E	2017E	2018E	2019E	2020E	2021E	2022E	...	2029E
Total Step-Up Basis Depreciation	**$1,812**	**$2,116**	**$2,399**	**$2,568**	**$2,561**	**$2,578**	**$2,662**	**$2,739**	...	**$2,535**
Cash Tax Impact @ 36.5%	$661	$772	$876	$937	$935	$941	$971	$1,000	...	$925
Cash Tax Impact per Share	**$0.30**	**$0.35**	**$0.38**	**$0.40**	**$0.40**	**$0.40**	**$0.41**	**$0.43**		**$0.39**

Implied Value Excluding Step-Up

	Terminal Yield		
	5.50%	5.00%	4.50%
	PV of Terminal Value[1]		
	$28.94	$31.84	$35.38
Cost of Equity	Implied KMI Equity Value per Share[2]		
7.50%	$46.28	$49.24	$52.86
8.25%	43.98	46.76	50.16
9.00%	41.83	44.44	47.64

Cost of Equity	Implied KMI 2015E Yield		
7.50%	3.7%	3.5%	3.3%
8.25%	3.9	3.7	3.4
9.00%	4.1	3.9	3.6

Implied Value of Step-Up

Cost of Equity	Implied KMI Equity per Share
7.50%	$3.57
8.25%	3.42
9.00%	3.27

Implied Value Including Step-Up

Cost of Equity	Implied KMI Equity Value per Share		
7.50%	$49.85	$52.81	$56.43
8.25%	47.40	50.18	53.58
9.00%	45.10	47.71	50.91

Cost of Equity	Implied KMI 2015E Yield		
7.50%	4.0%	3.8%	3.5%
8.25%	4.2	4.0	3.7
9.00%	4.4	4.2	3.9

Source: KMI management projections.
Note: Diluted Shares Outstanding, Cash & Equivalents and Total Debt as of year-end 2014, per KMI management projections. Minority interest as of 6/30/14, per KMI, KMP and EPB public filings. Assumes same annual leverage profile as analysis including step-up.
(1) Represents discounted value of dividends per share at 1/1/2015.
(2) Terminal value represents 62.5% – 68.5% of NPV.

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C. Shareholder Overview

Individual Top 40 Shareholder Profile KMP KMI EPB KMR Top 40 Shareholders Most Recent Filings Source: FactSet. Excludes broker / dealers, index investors, and insiders. Based on share prices as of 8/8/14. KMI

81% Institutional

19% Retail KMP

28% Institutional

72% Retail KMR

71% Institutional

29% Retail EPB

77% Institutional

23% Retail 13 Holdings % of Rank Investor ($MM) KMP Market Cap 1 ALPS Advisors $849 2.3% 2 Fayez Sarofim 371 1.0 3 ClearBridge Investments 269 0.7 4 Kayne Anderson 264 0.7 5 Miller/Howard 185 0.5 6 Epoch Investment 182 0.5 7 Deutsche Asset Management 155 0.4 8 UBS Global AM 121 0.3 9 Renaissance Technologies 102 0.3 10 Tortoise Capital 92 0.3 11 BoA (Private Banking) 91 0.3 12 Tesuji Partners 83 0.2 13 Nomura Asset Management 74 0.2 14 AT Investment Advisers 73 0.2 15 Wells Fargo 68 0.2 16 PNC Bank 65 0.2 17 Edge Asset Management 64 0.2 18 Creative Planning 59 0.2 19 Dividend Assets Capital 57 0.2 20 Energy Income Partners LLC 56 0.2 21 Harvest Fund Advisors LLC 56 0.2 22 CalPERS 54 0.1 23 BNY Mellon 46 0.1 24 Advisory Research 44 0.1 25 Salient Capital 44 0.1 26 Duff & Phelps 42 0.1 27 Morgan Stanley 42 0.1 28 City National Rochdale 41 0.1 29 Oxbow Advisors 38 0.1 30 Penn Public School Empl Retirement 36 0.1 31 Tiedemann Wealth Management 36 0.1 32 Prospera Financial Services 32 0.1 33 Raymond James 31 0.1 34 Standish Mellon 31 0.1 35 Allstate Investment Management 30 0.1 36 University of Texas IM 28 0.1 37 LPL Financial 27 0.1 38 Bowen Hanes 25 0.1 39 BlackRock (UK) 25 0.1 40 Neuberger Berman 24 0.1 Holdings % of Rank Investor ($MM) KMI Market Cap 1 Capital (Global Investors) $1,279 3.4% 2 Capital (World Investors) 867 2.3 3 Delaware Management 436 1.2 4 Kayne Anderson 337 0.9 5 Fayez Sarofim 320 0.9 6 MFS 306 0.8 7 BlackRock 296 0.8 8 D. E. Shaw 217 0.6 9 Principal Global 203 0.5 10 Norges Bank 201 0.5 11 CI Investments 195 0.5 12 FPR Partners 189 0.5 13 Mellon Capital 187 0.5 14 Renaissance Technologies 180 0.5 15 Thornburg 175 0.5 16 Sterling Capital 174 0.5 17 Advisory Research 173 0.5 18 JPMorgan IM 164 0.4 19 Global Thematic 163 0.4 20 Columbia Management 160 0.4 21 Franklin Advisers 147 0.4 22 Brown Advisory 145 0.4 23 Salient Capital 134 0.4 24 Jackson Square 132 0.4 25 Sasco Capital 131 0.4 26 Santa Barbara 131 0.4 27 Deutsche Asset Management 128 0.3 28 BNY Mellon 124 0.3 29 OppenheimerFunds 122 0.3 30 Omega Advisors 121 0.3 31 Two Sigma Investments 119 0.3 32 Energy Income Partners 114 0.3 33 Managed Account Advisor 111 0.3 34 Center Coast Capital 110 0.3 35 UBS Global Asset Management 106 0.3 36 BlackRock IM 100 0.3 37 Hennessy Advisors 98 0.3 38 Goldman Sachs 96 0.3 39 Fidelity 96 0.3 40 Neuberger Berman 96 0.3 Holdings % of Rank Investor ($MM) EPB Market Cap 1 OFI Steelpath $367 4.6% 2 Deutsche Asset Management 349 4.4 3 OppenheimerFunds 313 4.0 4 Center Coast Capital 258 3.3 5 Kayne Anderson 257 3.2 6 ALPS Advisors 222 2.8 7 ClearBridge 193 2.4 8 Eagle Global Advisors 122 1.5 9 Energy Income Partners 115 1.5 10 Tortoise Capital 83 1.0 11 American Century IM 77 1.0 12 UBS Global AM 72 0.9 13 AT Investment Advisers 67 0.8 14 Harvest Fund Advisors 64 0.8 15 Renaissance Technologies 50 0.6 16 Morgan Stanley IM 36 0.5 17 ING Investment Management 35 0.4 18 First Trust Advisors 35 0.4 19 City National Rochdale 27 0.3 20 Cohen & Steers 25 0.3 21 Nomura Asset Management 23 0.3 22 Penn Public School Empl Retirement 21 0.3 23 Duff & Phelps 19 0.2 24 HighTower Advisors 18 0.2 25 Salient Capital Advisors 17 0.2 26 Goldman Sachs (Private Banking) 16 0.2 27 Oxbow Advisors 14 0.2 28 Tiedemann Wealth Management 14 0.2 29 Advisory Research 13 0.2 30 Mason Street 12 0.2 31 Fidelity 12 0.2 32 The Travelers Cos 11 0.1 33 C.V. Starr 10 0.1 34 CalPERS 10 0.1 35 University of Texas IM 9 0.1 36 BlackRock (UK) 8 0.1 37 NFJ Investment Group 8 0.1 38 Michigan Department of Treasury 7 0.1 39 Heronetta Management 7 0.1 40 BNY Mellon 7 0.1 Holdings % of Rank Investor ($MM) KMR Market Cap 1 Kayne Anderson $881 8.6% 2 ClearBridge 366 3.6 3 Cortland Advisers 313 3.0 4 Center Coast Capital 280 2.7 5 Energy Income Partners 272 2.6 6 Harvest Fund 260 2.5 7 Brave Warrior 256 2.5 8 Tortoise Capital 249 2.4 9 Managed Account 249 2.4 10 Salient Capital 163 1.6 11 Advisory Research 139 1.4 12 The London Co. of Virginia 115 1.1 13 Eagle Global Advisors 101 1.0 14 Tesuji Partners 79 0.8 15 First Trust Advisors 75 0.7 16 Cushing MLP Asset Management 75 0.7 17 Nicholas 70 0.7 18 AT Investment 60 0.6 19 Schweizerische Nationalbank 59 0.6 20 Penn Public School Empl Retirement 58 0.6 21 Roosevelt Investment 55 0.5 22 APG Asset Management 53 0.5 23 Cohen & Steers 49 0.5 24 Mid-Continent Capital 44 0.4 25 Sand Hill Global 42 0.4 26 CPS Investment Advisors 40 0.4 27 The Travelers Cos 39 0.4 28 Deutsche Asset Management 36 0.4 29 ParenteBeard 34 0.3 30 Blackhill Capital 34 0.3 31 Wells Fargo Advisors 31 0.3 32 Oxbow Advisors 30 0.3 33 UBS Global AM 30 0.3 34 BlackRock (UK) 26 0.3 35 Renaissance Technologies 25 0.2 36 Nikko Asset Management Co. 24 0.2 37 JPMorgan Chase Bank 22 0.2 38 BoA (Private Banking) 22 0.2 39 CalPERS 22 0.2 40 RS Investment Management 22 0.2

Pro Forma Top 40 Shareholder Profile

Top 40 Shareholders

Most Recent Filings

Total Rank	Investor	KMI ($35.49) Shares (MM)	KMI ($35.49) Value ($MM)	KMP ($75.20) Units (MM)	KMP ($75.20) Value ($MM)	KMR ($87.83) Shares (MM)	KMR ($87.83) Value ($MM)	EPB ($32.44) Units (MM)	EPB ($32.44) Value ($MM)	KMI Pro Forma Shares (MM)	KMI Pro Forma Value ($MM)	KMI Pro Forma % PF Market Cap
1	Kayne Anderson Capital Advisors LP	9.3	$337	3.3	$260	11.4	$1,027	7.7	$261	52.2	$1,886	2.3%
2	Capital Research & Management Co. (Global Investors)	35.4	1,279	0.0	0	0.0	0	0.0	0	35.4	1,279	1.6
3	ALPS Advisors, Inc.	0.4	14	10.6	837	0.0	0	6.6	225	29.8	1,076	1.3
4	ClearBridge Investments LLC	0.0	1	3.3	265	4.8	427	5.7	196	24.6	888	1.1
5	Capital Research & Management Co. (World Investors)	24.0	867	0.0	0	0.0	0	0.0	0	24.0	867	1.1
6	Center Coast Capital Advisors LP	3.0	110	0.0	0	3.6	326	7.7	262	19.4	699	0.8
7	Fayez Sarofim & Co.	8.8	320	4.6	366	0.0	0	0.0	0	19.0	685	0.8
8	Deutsche Asset & Wealth Management Investment GmbH	3.5	128	1.9	153	0.5	42	10.4	355	18.8	678	0.8
9	Energy Income Partners LLC	3.2	114	0.7	56	3.5	317	3.4	117	16.7	604	0.7
10	Tortoise Capital Advisors LLC	0.1	5	1.1	91	3.2	290	2.5	84	13.0	470	0.6
11	OppenheimerFunds, Inc.	3.4	122	0.1	6	0.0	4	9.3	318	12.5	451	0.5
12	Harvest Fund Advisors LLC	0.6	21	0.7	55	3.4	303	1.9	66	12.3	445	0.5
13	Delaware Management Business Trust	12.1	436	0.0	0	0.0	0	0.0	0	12.1	436	0.5
14	Managed Account Advisors LLC	3.1	111	0.0	0	3.2	290	0.0	0	11.1	401	0.5
15	Advisory Research, Inc.	4.8	173	0.5	44	1.8	162	0.4	13	10.8	391	0.5
16	Salient Capital Advisors LLC	3.7	134	0.5	43	2.1	190	0.5	17	10.6	384	0.5
17	OFI Steelpath, Inc.	0.0	0	0.0	0	0.0	0	10.9	373	10.3	373	0.5
18	Cortland Advisers LLC	0.0	0	0.0	0	4.1	364	0.0	0	10.1	364	0.4
19	Renaissance Technologies LLC	5.0	180	1.3	101	0.3	29	1.5	51	10.0	360	0.4
20	UBS Global Asset Management (Americas), Inc.	2.9	106	1.5	119	0.4	35	2.2	73	9.2	333	0.4
21	BlackRock Advisors LLC	8.2	296	0.0	1	0.2	19	0.0	0	8.8	317	0.4
22	Massachusetts Financial Services Co.	8.5	306	0.0	0	0.0	0	0.0	0	8.5	306	0.4
23	Brave Warrior Advisors LLC	0.0	0	0.0	0	3.3	298	0.0	0	8.3	298	0.4
24	Miller/Howard Investments, Inc.	2.5	89	2.3	182	0.0	2	0.0	1	7.6	274	0.3
25	Eagle Global Advisors LLC	0.5	19	0.0	0	1.3	118	3.6	124	7.2	262	0.3
26	AT Investment Advisers, Inc.	0.8	27	0.9	72	0.8	70	2.0	68	6.6	237	0.3
27	D. E. Shaw & Co. LP	6.0	217	0.0	0	0.2	15	0.0	0	6.4	232	0.3
28	Principal Global Investors LLC	5.6	203	0.0	0	0.0	0	0.0	0	5.6	203	0.2
29	Norges Bank Investment Management	5.6	201	0.0	0	0.0	0	0.0	0	5.6	201	0.2
30	Sterling Capital Management LLC	4.8	174	0.0	2	0.2	22	0.0	0	5.5	199	0.2
31	CI Investments, Inc.	5.4	195	0.0	0	0.0	0	0.0	0	5.4	195	0.2
32	The Bank of New York Mellon Corp. (Asset Management)	3.4	124	0.6	45	0.2	18	0.2	7	5.4	194	0.2
33	Mellon Capital Management Corp.	5.2	187	0.0	0	0.1	5	0.0	0	5.3	193	0.2
34	FPR Partners LLC	5.2	189	0.0	0	0.0	0	0.0	0	5.2	189	0.2
35	First Trust Advisors LP	1.2	43	0.2	16	1.0	88	1.0	35	5.0	182	0.2
36	Epoch Investment Partners, Inc.	0.0	0	2.3	180	0.0	0	0.0	0	5.0	180	0.2
37	Columbia Management Investment Advisers LLC	4.4	160	0.0	3	0.1	13	0.0	0	4.9	176	0.2
38	Wells Fargo Advisors LLC	1.8	66	0.8	67	0.4	36	0.2	6	4.9	176	0.2
39	Thornburg Investment Management, Inc.	4.9	175	0.0	0	0.0	0	0.0	0	4.9	175	0.2
40	Tesuji Partners LLC	0.0	0	1.0	82	1.0	93	0.0	0	4.8	174	0.2
	Total Top 40	**197.4**	**$7,131**	**38.5**	**$3,047**	**51.3**	**$4,603**	**77.7**	**$2,654**	**482.7**	**$17,436**	**18.9%**

Source: FactSet. Excludes broker / dealers, index investors, and insiders. Based on share prices as of 8/8/14 for pro forma holdings.
Note: Assumes exchange ratio of 2.1931 KMI shares per KMP unit, 2.4849 KMI shares per KMR share, and 0.9451 of a KMI share per EPB unit. "–" denotes no holdings.

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KMI Pro Forma vs. Selected Public Companies Shareholder Profile

Top 30 Selected Public Companies Shareholders

Most Recent Filings

Total Rank	Investor	KMI Pro Forma Value ($MM)	KMI Pro Forma % of Market Cap	Holder of D	Holder of WMB	Holder of ENB	Holder of TRP	Holder of SE	Holder of SRE	Holder of EQT	Holder of OKE	Holder of NI	Total Comp Holdings ($MM)	% of Comps Market Cap
1	RBC Global Asset Management, Inc.	$2	0.0%	$1	$58	$3,006	$2,593	$34	$67	$38	$15	$30	$5,841	2.4%
2	Capital Research & Management Co. (World Investors)	867	1.1	509	0	3,077	0	1,185	0	0	226	0	4,997	2.0
3	Fidelity Management & Research Co.	109	0.1	397	1,102	695	388	178	1,019	317	182	424	4,701	1.9
4	1832 Asset Management LP	17	0.0	1	3	2,163	1,768	1	0	0	0	0	3,935	1.6
5	TD Asset Management, Inc.	19	0.0	53	19	1,913	1,620	35	19	26	8	7	3,701	1.5
6	Deutsche Asset & Wealth Management Investment GmbH	678	0.8	317	196	665	863	599	501	47	12	376	3,575	1.4
7	T. Rowe Price Associates, Inc.	39	0.0	63	79	2	1	535	68	1,562	21	924	3,255	1.3
8	Franklin Advisers, Inc.	147	0.2	937	665	20	89	549	911	8	0	52	3,232	1.3
9	Capital Research & Management Co. (Global Investors)	1,279	1.6	1,691	0	7	0	208	852	0	0	0	2,757	1.1
10	Wellington Management Co. LLP	--	--	895	1	1,347	0	56	10	372	0	1	2,681	1.1
11	JPMorgan Investment Management, Inc.	164	0.2	415	346	12	38	4	847	229	2	571	2,465	1.0
12	Corvex Management LP	--	--	0	2,345	0	0	0	0	54	0	0	2,398	1.0
13	Norges Bank Investment Management	201	0.2	319	351	375	231	190	237	99	91	85	1,978	0.8
14	The Caisse de depot et placement du Quebec	--	--	23	22	1,554	17	52	21	8	8	20	1,725	0.7
15	Tortoise Capital Advisors LLC	470	0.6	0	405	102	68	391	15	117	479	132	1,709	0.7
16	Neuberger Berman LLC	141	0.2	244	465	174	1	203	93	7	331	147	1,664	0.7
17	Massachusetts Financial Services Co.	306	0.4	155	236	203	135	181	172	188	164	78	1,512	0.6
18	BlackRock Advisors LLC	317	0.4	598	109	8	0	248	354	77	35	34	1,464	0.6
19	TIAA-CREF Investment Management LLC	83	0.1	164	301	0	0	221	248	123	118	66	1,241	0.5
20	Mellon Capital Management Corp.	193	0.2	228	276	110	28	189	130	117	79	65	1,224	0.5
21	Soroban Capital Partners LLC	--	--	0	1,181	0	0	0	0	0	0	0	1,181	0.5
22	I. G. Investment Management Ltd.	0	0.0	0	17	426	696	7	0	3	0	0	1,148	0.5
23	Kayne Anderson Capital Advisors LP	1,886	2.3	0	483	83	7	70	0	0	421	27	1,091	0.4
24	Jarislowsky Fraser Ltd.	--	--	0	0	648	377	17	0	0	0	0	1,041	0.4
25	The Bank of New York Mellon Corp. (Asset Management)	194	0.2	162	175	15	18	110	181	90	73	60	883	0.4
26	Pictet Asset Management SA	19	0.0	244	52	0	0	182	184	18	65	137	882	0.4
27	Brookfield Investment Management, Inc.	7	0.0	0	251	7	5	255	205	0	0	94	816	0.3
28	Franklin Templeton Investments Corp.	--	--	0	0	424	387	0	0	0	0	0	811	0.3
29	Columbia Management Investment Advisers LLC	176	0.2	167	192	1	1	106	258	23	20	8	776	0.3
30	BlackRock Investment Management LLC	102	0.1	246	70	126	0	51	155	50	24	29	750	0.3
	Total Top 30	**$7,417**	**9.0%**	**$7,828**	**$9,399**	**$17,162**	**$9,330**	**$5,855**	**$6,549**	**$3,571**	**$2,374**	**$3,367**	**$65,436**	**26.3%**

Source: FactSet. Excludes broker / dealers, index investors, and insiders. Based on share prices as of 8/8/14 for pro forma holdings.
Note: Assumes exchange ratio of 2.1931 KMI shares per KMP unit, 2.4849 KMI shares per KMR share, and 0.9451 of a KMI share per EPB unit. "--" denotes no holdings.

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KMI Pro Forma vs. EPD Shareholder Profile

Top 30 EPD Shareholders

Most Recent Filings

Total Rank	Investor	KMI Pro Forma Value ($MM)	KMI Pro Forma % of Market Cap	Holding of EPD ($MM)	% of Shares Outstanding
1	Tortoise Capital Advisors LLC	$470	0.6%	$1,267	1.8%
2	Kayne Anderson Capital Advisors LP	1,886	2.3	1,162	1.6
3	ALPS Advisors, Inc.	1,076	1.3	891	1.3
4	Neuberger Berman LLC	141	0.2	730	1.0
5	Deutsche Asset & Wealth Management Investment GmbH	678	0.8	711	1.0
6	ClearBridge Investments LLC	888	1.1	701	1.0
7	Harvest Fund Advisors LLC	445	0.5	691	1.0
8	Fayez Sarofim & Co.	685	0.8	616	0.9
9	OppenheimerFunds, Inc.	451	0.5	583	0.8
10	Janus Capital Management LLC	0	0.0	553	0.8
11	Miller/Howard Investments, Inc.	274	0.3	530	0.8
12	AT Investment Advisers, Inc.	237	0.3	513	0.7
13	OFI Steelpath, Inc.	373	0.5	499	0.7
14	UBS Global Asset Management (Americas), Inc.	333	0.4	449	0.6
15	Advisory Research, Inc.	391	0.5	379	0.5
16	Cortland Advisers LLC	364	0.4	354	0.5
17	Energy Income Partners LLC	604	0.7	337	0.5
18	TD Asset Management, Inc.	19	0.0	273	0.4
19	Salient Capital Advisors LLC	384	0.5	260	0.4
20	Center Coast Capital Advisors LP	699	0.8	260	0.4
21	Bank of America, NA (Private Banking)	146	0.2	248	0.4
22	Pennsylvania Public School Employees Retirement System	170	0.2	237	0.3
23	Eagle Global Advisors LLC	262	0.3	214	0.3
24	Chickasaw Capital Management LLC	3	0.0	161	0.2
25	Williams, Jones & Associates LLC	12	0.0	155	0.2
26	PNC Bank NA (Investment Management)	79	0.1	155	0.2
27	First Trust Advisors LP	182	0.2	148	0.2
28	Epoch Investment Partners, Inc.	180	0.2	121	0.2
29	Deutsche Bank Investment Management, Inc.	–	–	116	0.2
30	Westwood Management Corp. (Texas)	83	0.1	110	0.2
	Total Top 30	**$11,517**	**14.0%**	**$13,424**	**19.0%**

Source: FactSet. Excludes broker / dealers, index investors, and insiders. Based on share prices as of 8/8/14 for pro forma holdings.
Note: Assumes exchange ratio of 2.1931 KMI shares per KMP unit, 2.4849 KMI shares per KMR share, and 0.9451 of a KMI share per EPB unit. "–" denotes no holdings.

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KMI Pro Forma vs. PAGP Shareholder Profile

Top 30 PAGP Shareholders

Most Recent Filings

Total Rank	Investor	KMI Pro Forma Value ($MM)	KMI Pro Forma % of Market Cap	Holding of PAGP ($MM)	% of Shares Outstanding
1	Waddell & Reed Investment Management Co.	–	–	$569	3.2%
2	Pictet Asset Management SA	$19	0.0%	275	1.6
3	Perkins Investment Management LLC	–	–	241	1.4
4	Capital Research & Management Co. (Global Investors)	1,279	1.6	191	1.1
5	Tortoise Capital Advisors LLC	470	0.6	138	0.8
6	Salient Capital Advisors LLC	384	0.5	133	0.8
7	Advisory Research, Inc.	391	0.5	121	0.7
8	Capital Research & Management Co. (World Investors)	867	1.1	106	0.6
9	ClearBridge Investments LLC	888	1.1	88	0.5
10	Kayne Anderson Capital Advisors LP	1,886	2.3	87	0.5
11	Harvest Fund Advisors LLC	445	0.5	85	0.5
12	Center Coast Capital Advisors LP	699	0.8	84	0.5
13	Magnetar Financial LLC	47	0.1	80	0.5
14	Eagle Global Advisors LLC	262	0.3	72	0.4
15	Cohen & Steers Capital Management, Inc.	95	0.1	50	0.3
16	AT Investment Advisers, Inc.	237	0.3	48	0.3
17	Steadfast Capital Management LP	–	–	47	0.3
18	Jennison Associates LLC	–	–	47	0.3
19	Westwood Management Corp. (Texas)	83	0.1	45	0.3
20	Franklin Advisers, Inc.	147	0.2	44	0.2
21	Fidelity Management & Research Co.	109	0.1	43	0.2
22	Pennsylvania Public School Employees Retirement System	170	0.2	42	0.2
23	Chickasaw Capital Management LLC	3	0.0	40	0.2
24	Adage Capital Management LP	–	–	35	0.2
25	Kensico Capital Management Corp.	–	–	29	0.2
26	RR Advisors LLC	33	0.0	29	0.2
27	Passport Capital LLC	–	–	28	0.2
28	Columbia Management Investment Advisers LLC	176	0.2	22	0.1
29	Cushing MLP Asset Management LP	149	0.2	21	0.1
30	MSDC Management LP	–	–	20	0.1
	Total Top 30	**$8,840**	**10.7%**	**$2,858**	**16.2%**

Source: FactSet. Excludes broker / dealers, index investors, and insiders. Based on share prices as of 8/8/14 for pro forma holdings.
Note: Assumes exchange ratio of 2.1931 KMI shares per KMP unit, 2.4849 KMI shares per KMR share, and 0.9451 of a KMI share per EPB unit. "–" denotes no holdings.

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Appendix

Cost of Equity Calculation

Target Capital Structure (Debt / Total Capital):		5.0	–	25.0 %
Median Capital Structure of Selected Companies:				8.1 %
Cost of Equity: *(Based on Company beta)*	5.5% Equity MRP	7.4	–	7.9 %
	6.7% Equity MRP	8.3	–	8.9 %
Risk Free Rate (30-Year Treasury Bond):				3.2 %
Statutory Marginal Tax Rate:				35.0
Assumed Equity MRP- low:				5.5 %
Assumed Equity MRP - high:				6.7 %
Relevered Equity Beta:		0.76	–	0.84
– Unlevered Asset Beta:				0.75
– Implied Debt / Equity Ratio:		5.3	–	33.3 %
Small Cap Risk Premium:				0.0 %
High Yield Issuer?				Y

The low end of the WACC is based upon the low end of the equity market risk premium (5%) and the high end of the debt / total capital ratio. The high end is based on the high end of the equity market risk premium (7%) and the low end of the capital structure.

Cost of Debt-Related Metrics

	Value of Debt[1]	Market Value of Equity	Capital Structure: Debt / Total Capital Ratio	Statutory Marginal Tax Rate	Debt / Equity Ratio
NuStar GP Holdings, LLC	$26	$1,773	1.4%	0.0%	1.5%
Alliance Holdings GP, LP	0	4,152	0.0	0.0	0.0
Energy Transfer Equity, LP	3,666	30,015	10.9	0.0	12.2
Atlas Energy, LP	289	2,178	11.7	0.0	13.3
Williams Companies, Inc.	4,493	42,036	9.7	35.0	10.7
Targa Resources Corp.	87	5,547	1.5	35.0	1.6
EnLink Midstream LLC	119	6,398	1.8	35.0	1.9
Spectra Energy Corp.	8,440	26,708	24.0	35.0	31.6
ONEOK, Inc.	1,158	13,177	8.1	35.0	8.8
Western Gas Equity Partners, LP	0	12,390	0.0	0.0	0.0
Plains GP Holdings LP	1,067	17,642	5.7	35.0	6.0
Crestwood Equity Partners LP	402	2,430	14.2	0.0	16.5
Kinder Morgan, Inc.	9,652	37,429 [5]	20.5	35.0	25.8
High			**24.0%**		**31.6%**
Median			**8.1**		**8.8**
Mean			**8.4**		**10.0**
Low			**0.0**		**0.0**

Cost of Equity-Related Metrics

	Adjusted Equity Beta (Bloomberg)[2]	High Yield Issuer	Debt Beta[3]	Unlevered Asset Beta[4]
NuStar GP Holdings, LLC	0.67		0.00	0.66
Alliance Holdings GP, LP	0.68		0.00	0.68
Energy Transfer Equity, LP	0.83	Y	0.30	0.77
Atlas Energy, LP	0.87	Y	0.30	0.81
Williams Companies, Inc.	1.11	Y	0.30	1.06
Targa Resources Corp.	0.95		0.00	0.94
EnLink Midstream LLC	1.19		0.00	1.17
Spectra Energy Corp.	0.85		0.00	0.70
ONEOK, Inc.	0.93	Y	0.30	0.89
Western Gas Equity Partners, LP	0.69		0.00	0.69
Plains GP Holdings LP	0.81		0.00	0.78
Crestwood Equity Partners LP	0.75	Y	0.30	0.69
Kinder Morgan, Inc.	0.82	Y	0.30	0.75
High	**1.19**		**0.30**	**1.17**
Median	**0.83**		**0.00**	**0.77**
Mean	**0.86**		**0.14**	**0.81**
Low	**0.67**		**0.00**	**0.66**

Source: FactSet. Market data as of 8/8/14.
(1) Book Value of Debt, unless Book Value is "materially different" from Market Value, in which case Market Value of Debt.
(2) Adjusted Equity Beta equals raw Equity Beta multiplied by 2/3 and then added to 1/3. Equity Betas reflect daily regression data against the MSCI World index over the past three years.
(3) If selected company is a high-yield issuer, its Adjusted Equity Beta is further adjusted by adding to it: [(0.3) x (1-Statutory Marginal Tax Rate) x (Book Value of Debt / Market Value of Equity)].
(4) Represents post-High Yield Adjusted Equity Beta divided by [1+((1-Statutory Marginal Tax Rate) x (Book Value of Debt / Market Value of Equity))].
(5) 2014 weighted average share count of 1,036.2mm used, as per KMI management guidance.

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